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                                                                      EXHIBIT 11
                                 THERATECH, INC.
                                -----------------
             STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                             Six Months Ended June 30, 1997
                                                                 1997              1996
                                                             ------------     ------------
Primary:
  Weighted average shares of common stock                      20,620,693       20,160,597
  Common equivalent shares attributable to stock options        1,102,843               --
                                                             ------------     ------------
  Weighted average common and dilutive
    common equivalent shares                                   21,723,536       20,160,597
                                                             ============     ============
  Net income (loss)                                          $  2,108,255     $   (206,428)
                                                             ============     ============
  Net income (loss) per share                                $       0.10     $      (0.01)
                                                             ============     ============


Fully Diluted:

  Weighted average shares of common stock                      20,620,693       20,160,597
  Common equivalent shares attributable to stock options        1,138,325               --
                                                             ------------     ------------
  Weighted average common and dilutive
    common equivalent shares                                   21,759,018       20,160,597
                                                             ============     ============
  Net income (loss)                                          $  2,108,255     $   (206,428)
                                                             ============     ============
  Net income (loss) per share                                $       0.10     $      (0.01)
                                                             ============     ============